SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                               November 27, 1996


                            Video Sentry Corporation
             (Exact name of registrant as specified in its charter)

                                   Minnesota
                    (State or jurisdiction of incorporation)

       0-24820                                             41-1679157
(Commission File Number)                       (IRS Employer Identification No.)

6365 Carlson Drive, Eden Prairie, MN                        91521
(Address of principal executive offices)                  (Zip Code)

                                 (612) 934-9900
                        (Registrant's Telephone Number)

Item 5. Other Events

     Video Sentry Corporation and Knogo North America Inc., a Delaware corporation, have announced that they have amended and restated, as of November 27, 1996, the merger agreement which they entered into on October 10, 1996 (as so amended and restated, the "Amended and Restated Merger Agreement") which, following the approval of the merger by the shareholders of the two companies, will result in the formation of a new publicly traded entity to be called Sentry Technology Corporation. The Amended and Restated Merger Agreement is filed as
Exhibit 2.1 hereto and is incorporated herein by reference.


     In addition, on December 5, 1996, the Company and Knogo issued a joint press release announcing the execution of the Amended and Restated Merger Agreement, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

          (c)  Exhibits.

               2.1 Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, between Video Sentry Corporation, Knogo North America Inc., Sentry Technology Corporation, Viking Merger Corp., and Strip Merger Corp.

              99.1 Joint press relase, dated December 5, 1996, of Video Sentry Corporation and Knogo North America Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VIDEO SENTRY CORPORATION

                                   By:   /s/ Robert D. Furst, Jr.
                                       ------------------------------
                                        Robert D. Furst, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer


Date: December 20, 1996

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                                 EXHIBIT INDEX


Number                   Subject Matter
------                   --------------

2.1 Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, between Video Sentry Corporation, Knogo North America Inc., Sentry Technology Corporation, Viking Merger Corp., and Strip Merger Corp.

99.1     Joint  press   release,   dated  December  5,  1996,  of  Video  Sentry
         Corporation and Knogo North America Inc.